Exhibit 4.50

Form 3000-3

(February 2002)

UNITED STATES

DEPARTMENT OF THE INTERIOR

BUREAU OF LAND MANAGEMENT

ASSIGNMENT OF RECORD TITLE INTEREST IN A

LEASE FOR OIL AND GAS OR GEOTHERMAL RESOURCES

Mineral Leasing Act of 1920 (30 U.S.C. 181 et seg)

Act for Acquired Lands of 1947 (30 U.S.C. 351-359)

Geothermal Steam Act of 1970 (30 U.S.C. 1001-1025)

Department of the Interior Appropriations Act. Fiscal Year 1981 (42 U.S.C 6508)

FORM APPROVED OMB NO. 1004-0034 Expires: October 31.2004
Lease Serial No. N. 74855
Lease Effective Date (Anniversary Date)
New Serial No.

Type or print plainly in ink and sign in ink.

PART A: ASSIGNMENT

Assignee*	Nevada Geothermal Power Company
Street	Suite # 900-409 Granville Street
City, State, ZIP- Code	Vancouver, British Columbia, Canada V6C 1TC

*If more than one assignee, check here [  ] and list the name(s) and address(es) of all the additional assignees on the reverse of this form or on a separate attached sheet of paper.

This record title assignment is for: (Check one)

[  ] Oil and Gas Lease, or   [X] Geothermal Lease

Interest conveyed: (Check one or both, as appropriate) [X] Record Title	[ ] Overriding Royalty, payment out of production
other similar interest or payments

2.  This assignment conveys the following interest:

Land Description	Percent of Interest			Percent of Overriding Royalty Similar Interests
Additional space on reverse, if needed. Do not submit documents or agreements other than this form; such documents or agreements shall only be referenced herein. a	Owned b	Conveyed c	Retained d
				Reserved e	Previously reserved or conveyed f
T33N, R40E, MDM, Nevada Sec. 04, lots 1-4, S2N2 933.50 Acres	100%	100%	0%		RECEIVED BUR. OF LAND MANAGEMENT NEVADA STATE 2006 APR 27 AM 10:34

FOR BLM USE ONLY- DO NOT WRITE BELOW THIS LINE

UNITED STATES OF AMERICA

This assignment is approved solely for administrative purposes.  Approval does not warrant that either party to this assignment holds legal or equitable title to this lease.

[X] Assignment approved for above described lands.			[ ] Assignment approved for attached land description

Assignment approved effective		June 01 2006	[ ] Assignment approved for land description indicated on reverse of this form.

By	/s/ Stephen Salzman	Acting Deputy State Director	Minerals Management	MAY 04 2006
	(Authorized Officer)		(Title)	(Date)

(Continued on reverse)

Part A (Continued) ADDITIONAL SPACE for N.___ and addresses of additional assignees on item No. 1 needed or for  Land Description on Item No.2 as need

PART B - CERTIFICATION AND REQUEST FOR APPROVAL

1.

The Assignor certifies as owner if an interest in the above designated lease that he/she hereby assigns to the above assignee(s) the rights specified above.

2.

Assignee certifies as follows: (a) Assignee is a citizen of the United States; an association of such citizens; a municipality; or a corporation organized under the laws of the United States or of any State or territory thereof.  For the assignment of NPR-A leases, assignee is a citizen, national or resident alien of the United States or associations of such citizens, nationals, resident aliens or private, public or municipal corporations, (b)  Assignee is not considered a minor under the laws of the State in which the lands covered by this assignment are located;  (c)  Assignee’s chargeable interest, direct and indirect, in each public domain and acquired lands separately in the same State, do not exceed 246,080 acres in oil and gas leases (of which up to 200,000 acres may be in oil and gas options). Or 300 acres in leases in each leasing District in Alaska of which up to 200,000 acres may be in options, if this is an oil and gas lease issued in accordance with the Mineral leasing Act of 1920, or 51,200 acres in any one State if this is a geothermal lease; (d)  All parties holding an interest in the assignment are other wise compliance with the regulations (43 CFR Group 3100 or 3200) and the authorizing Acts; (e)  Assignee is in compliance with reclamation requirements for all Federal oil and gas lease holdings as required by sec. 17(g) of the Mineral Leasing Act; and (f) Assignee is not in violation of sec. 41 of the Mineral Leasing Act

3.

Assignee’s signature to this assignment constitutes acceptance of all applicable terms, conditions, stipulations and restrictions pertaining to the lease described herein.

For geothermal assignments, an overriding royalty may not be less than one-fourth (1/4) of one percent of the value of output, nor greater than 50 percent of the rate of royalty due to the United States when this assignment is added to all previously created overriding royalties (43 CFR 3241).

I certify that the statements made herein by me are true, complete, and correct to the best of my knowledge and belief and are made in good faith.

Executed this 26th day of April 20 06

Executed this 26thday of April 20 06

Name of Assignor as shown on current lease	ORMAT Nevada Inc
(Please type or print)
Assignor		Assignee
(Signature)			(Signature)
Or		Or

Attorney-in-fact		Attorney-in-fact
(Signature)			(Signature)

6225 Neil Road Suite # 300
(Assignor’s Address)

Reno	NV 89511
(City)	(State) (Zip Code)

Public reporting burden for this form is estimated to average 30 minutes per response including the time for reviewing instructions, gathering and maintaining data and completing and reviewing the form.  Direct comments regarding the burden estimate or any other aspect of this form to U.S Department of the Interior Bureau of Land Management (1004-0034).  Bureau Clearance Officers (WO-630) Mail Stop 401 IS 1849 C Street N W, Washington  DC 20240

Title 18 U.S.C. Sec 1001 makes it a crime for any person knowingly and willfully to make any Department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.